Filed Pursuant to Rule 424(b)(2)
Registration No. 333-188408

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 7, 2013)

7,500,000 Shares

3D Systems Corporation

Common Stock

This is an offering of 7,500,000 shares of common stock of 3D Systems Corporation. We are offering 6,184,349 shares of our common stock, and the selling stockholders identified in this prospectus supplement are offering 1,315,651 shares. We will not receive any proceeds from the sale of shares held by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “DDD.” On May 9, 2013, the last reported sale price for our common stock on the New York Stock Exchange was $43.00 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

	Per Share	Total
Public Offering Price	$40.00	$300,000,000
Underwriting Discount payable by 3D Systems	$1.7097	$10,573,381
Proceeds, Before Expenses, to 3D Systems	$38.2903	$236,800,579
Underwriting Discount payable by the Selling Stockholders	$0.40	$526,260
Proceeds, Before Expenses, to the Selling Stockholders	$39.60	$52,099,780

We and the selling stockholders have granted the underwriters the right to purchase, on a pro rata basis, up to an additional 927,651 and 197,349 shares of our common stock, respectively, to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

We anticipate that delivery of the shares of common stock will be made on or about May 15, 2013.

Sole Book-Running Manager

Needham & Company

Co-Lead Managers

Canaccord Genuity	Piper Jaffray

The date of this prospectus supplement is May 9, 2013

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any issuer free writing prospectus. Neither we, the selling stockholders nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholders nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and in any issuer free writing prospectus, is accurate only as of the respective dates of those materials. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we or our selling stockholders may offer from time to time, some of which does not apply to the common stock we or our selling stockholders are offering. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus.

Unless the context requires otherwise, the terms “we,” “us,” “our” and “the Company” refer to 3D Systems Corporation and its subsidiaries. Vidar and Cubify are registered trademarks of the Company. Other names and marks referenced in this prospectus supplement are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement and the accompanying prospectus that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”). All forward-looking statements should be read with caution.

In addition to statements that explicitly describe such risks and uncertainties, you are urged to consider statements in future or conditional tenses or that include terms such as “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control. The factors incorporated by reference under the heading “Risk Factors” in this prospectus supplement and those described in the Form 10-K, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things:

•	the effect of global economic, political and social conditions on our ability to do business, our costs and our stock price;

•	costs incurred enforcing or acquiring intellectual property rights and defending against third party claims as a result of litigation or other proceedings;

•	our ability to protect our intellectual property rights, including our digital content, from third-party infringers or unauthorized copying, use or disclosure;

•	future strategic acquisitions and our ability to realize the anticipated benefits of past or future acquisitions and the affect of integration of acquisitions on our business and management;

•	our ability to generate net cash flow from operations and to raise additional capital;

•	quarterly fluctuations in our gross profit margins caused by the variety of products we sell, which could cause fluctuations in operating income or loss and net income or loss;

•	our ability to deliver products that meet changing technology and customer needs;

•	the business and market risks, as well as the additional regulatory compliance costs, associated with our move into the consumer markets;

•	the risks of doing business outside the U.S.;

•	the effect of competition on our revenue and gross profit margins, as well as its effect on the prices at which our products are sold or our marketing or production costs;

•

our dependence on a limited number of suppliers for components and sub-assemblies used in our 3D printers and for raw materials used in our print materials and our ability to locate suitable alternative suppliers if necessary;

•	the effect of product liability claims, including potential expenses, the diversion of management’s time and attention and the potential damage to our business reputation;

•	the impact of energy-related expenses on our product production and profit margins, as well as the impact on our customers’ purchasing decisions;

•	the impact of a cyber security attack on our information technology security systems and/or any related loss of business information;

•	the impact of fluctuations in the price of our common stock, which has been historically volatile;

•

potential dilution of our common stock and related impact on the market price of our common stock from future stock offerings, the exercise of outstanding stock options, the issuance of restricted stock awards or the issuance of shares in connection with certain acquisitions or the conversion of our outstanding convertible notes;

•	the ability of our board of directors to issue preferred stock without further action of our stockholders;

•

the effect of Delaware law on potential changes in control and the ability of our stockholders to receive a premium on the prevailing market price of our common stock in the event of an attempted hostile takeover;

•	the impact of certain provisions of our outstanding convertible notes that could discourage an acquisition of us by a third party;

•

potential write-offs in the event of an impairment of certain of our intangible assets and the effect of such write-offs on our future earnings, stock price, ability to obtain financing and customer relationships; and

•	the effect of changes in, or interpretation of, tax rules and regulations on our effective tax rate and future profitability.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements and the value of your investment in our common stock may decrease materially. Any forward-looking statement you read in this prospectus supplement and the accompanying prospectus reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.

Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our periodic reports filed with the Securities and Exchange Commission (the “Commission”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, the financial statements and other documents incorporated by reference and any related free writing prospectus. You should carefully read the “Risk Factors” sections that are contained in this prospectus supplement, the accompanying prospectus and the Form 10-K to determine whether an investment in our common stock is appropriate for you.

Our Company

We are a holding company incorporated in Delaware that operates through subsidiaries in the United States, Europe and the Asia-Pacific region, and distribute our products in those areas as well as into other parts of the world. We are a leading global provider of 3D content-to-print solutions, including 3D printers, print materials, on-demand custom parts services and 3D authoring solutions for professionals and consumers. We also provide scanners for a variety of medical and mechanical X-ray film digital archiving. Our expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing new products. Our products are used to rapidly design, communicate, prototype and produce real, functional parts.

3D printers can print almost anything from personalized medical devices to functional airplane and car parts, from individualized accessories to customized jewelry and toys. Over the past decade complete industries transformed their design-to-manufacturing processes using 3D content-to-print solutions. Companies using 3D printing have the freedom to create and manufacture customized products because there is no additional cost for complexity and uniqueness. Instead of investing in expensive tooling for mass production, incurring long lead-times and costly freight charges to ship products around the world, customers can use 3D printing to mass customize and locally print what they need, when they need it and in a more cost effective way, while significantly reducing undesired environmental impacts of traditional manufacturing.

We pioneered 3D printing and digital manufacturing with the invention of stereolithography and the universally used .stl file format over 25 years ago and subsequently developed selective laser sintering, multi-jet modeling and film transfer imaging. Over the past decade many companies enhanced their competitive advantage by embracing 3D printing to convert their new product design and rapid prototyping activities and transitioned to new direct manufacturing of end use parts and custom products. Today, we continue to drive the adoption of large-scale custom manufacturing solutions, including by a variety of aerospace, defense, transportation and healthcare users worldwide.

We are committed to democratizing access and accelerating adoption of our products and services through affordability and simplicity for the benefit of professionals and consumers. We are extending the range of our affordable printing solutions from design department and production floor to classrooms, living rooms and maker spaces.

Our growing portfolio of 3D printers is based on several unique print engines that employ proprietary, additive layer printing processes designed to meet our customers’ most demanding design, prototyping, testing, tooling, production and manufacturing requirements. Our principal print engines include stereolithography printers, selective laser sintering printers, multi-jet modeling printers, film transfer imaging printers, selective laser melting printers, ZPrinters and plastic jet printing printers. We believe that our 3D printing solutions and services enable our customers to develop and manufacture new products faster and more economically, with better quality and higher functionality, than with traditional methods.

Our printers utilize a wide range of proprietary print materials that we develop, blend and market to print real parts. Our print materials are designed to replicate the performance of specific engineered plastics, composites and metals. We augment and complement our own portfolio of print materials with materials that we purchase from third parties under private label and distribution arrangements.

We provide our customers with 3D authoring tools for digital imaging and design, including 3D CAD modeling, feature capture, manipulation, replication and measurement. Our 3D authoring solutions integrate 3D content creation and manipulation via CAD modeling, reverse engineering and inspection software that enable our customers to process 3D scanned data directly within a parametric CAD environment. We also offer proprietary software printer drivers together with pre-sale and post-sale services, ranging from applications development and custom engineered production solutions to installation, warranty and maintenance services.

We also provide a comprehensive suite of on-demand printed parts services to satisfy our customers’ entire design-to-manufacturing requirements, offering a broad range of precision plastic and metal parts capabilities produced from a wide range of 3D printing and traditional materials using a variety of additive and traditional manufacturing processes.

In addition to 3D printing solutions, we also provide X-ray digitizing scanners for medical and mechanical applications that are sold under our Vidar brand.

We continue to develop new products and services and have expanded our technology platform through internal developments, relationships with third parties and acquisitions. We maintain ongoing product development programs that are focused on providing our customers with an expanded portfolio of 3D content-to-print solutions, targeting their entire design-to-manufacturing requirements, from rapid prototyping services to on-site office, model-shop and production floor printers. We are focusing on developing a comprehensive menu of affordable to own and operate 3D printing solutions to address applications in the education, transportation, recreation, healthcare, MCAD, architecture and consumer marketplaces, which we believe represent significant growth opportunities for our business.

In rapid manufacturing applications, our printers are used to manufacture functional end-use parts that have the appearance and performance of high-quality injection-molded parts. Customers who adopt our rapid manufacturing solutions avoid the significant costs of complex set-ups and changeovers and eliminate the costs and lead times associated with conventional tooling methods or labor intensive craftsmanship. Rapid manufacturing enables our customers to produce optimized designs because they can design for function, unconstrained by normal design-for-manufacture considerations.

In rapid prototyping applications, our printers are used to quickly and efficiently generate product-concept models, functional prototypes to test form, fit and function, master patterns and expendable patterns for urethane and investment casting that are often used for evaluating product designs and short-run production.

In communication and design applications, our printers are used to produce presentation models, primarily for visualizing and communicating concepts, various design elements and other activities, including supply chain management and functional models.

In consumer solutions applications, we provide our customers with easy to use, plug and print 3D printers and intuitive, simple-to-use content creation apps, content download and sharing capabilities through our Cubify website, empowering our customers to design, create and make with coloring book simplicity.

In 3D authoring solutions, we provide CAD modeling, reverse engineering and inspection tools for applications throughout the product lifecycle, enabling seamless integration from ideation to production.

We provide expertly integrated solutions consisting of printers, print materials, software tools and a variety of related on-demand parts and other customer services. Our extensive solutions portfolio enables us to offer our customers cost effective ways to transform the manner in which they design, develop and manufacture their products.

Recent Developments

Acquisition of Rapid Product Development Group, Inc. On May 1, 2013, we completed the acquisition of the business and assets of Rapid Product Development Group, Inc. (“RPDG”). RPDG is a provider of on-demand additive and traditional manufacturing services. We plan to integrate RPDG’s operations into our Quickparts services.

Anticipated Charter Amendment to Increase Authorized Common Stock. Our certificate of incorporation currently authorizes the issuance of 120 million shares of common stock. At our 2013 annual meeting of stockholders, we are seeking stockholder approval to amend the certificate of incorporation to increase the number of shares of common stock that we are authorized to issue to 220 million shares. If approved by stockholders, these newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, capital-raising or financing transactions involving common stock, convertible securities or other equity securities, stock splits, stock dividends and current or future equity compensation plans.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3DSystems.com. Information contained in our website is not incorporated by reference into and does not constitute part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary of the offering contains basic information about this offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock—Common Stock.”

Common stock offered by 3D Systems	6,184,349 shares (or 7,112,000 if the underwriters’ over-allotment option is exercised in full)

Common stock offered by the selling stockholders	1,315,651 shares (or 1,513,000 if the underwriters’ over-allotment option is exercised in full)

Common stock to be outstanding after this offering	99,667,322 shares (or 100,594,973 if the underwriters’ over-allotment option is exercised in full)

Use of proceeds	We intend to use the net proceeds to us from this offering:

•	to finance future acquisitions of other entities or their assets; and

•	for working capital and general corporate purposes.

We will not receive any proceeds from the shares sold by the selling stockholders.

See “Use of Proceeds.”

Risk factors	See “Risk Factors” on page S-11 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Transfer agent	Computershare Trust Company, N.A.

New York Stock Exchange Symbol	“DDD”

The number of shares of common stock outstanding after this offering is based on 93,482,973 shares outstanding as of May 6, 2013, and excludes:

•	8,200,903 shares of common stock available for issuance or future grant under our equity compensation plans or previously reserved in connection with prior acquisitions; and

•	2,875,817 shares of common stock issuable upon conversion of our 5.50% Senior Convertible Notes due 2016.

The number of shares of common stock outstanding as of May 6, 2013 includes 2,170,650 shares of unvested restricted stock. Outstanding shares of unvested restricted stock are subject to our right to repurchase them at a nominal price if the holder leaves our employ prior to the vesting date other than as a result of death or disability.

Unless otherwise stated, the information in this prospectus supplement assumes that the underwriters have not exercised their option to purchase additional shares from us to cover over-allotments. In addition, unless otherwise stated, all common stock numbers presented reflect our three-for-two stock split, in the form of a 50% stock dividend, which occurred on February 22, 2013.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated financial data as of and for each of the three months ended March 31, 2013 and 2012 are derived from, and are qualified by reference to, our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. The following summary consolidated financial data as of December 31, 2012 and 2011 and for each of the three years ended December 31, 2012, 2011 and 2010 are derived from, and are qualified by reference to, our audited consolidated financial statements incorporated by reference in this prospectus supplement. The summary consolidated financial data as of December 31, 2010 are derived from, and are qualified by reference to, our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any future period. This historical information may not be indicative of our future performance. It is only a summary, and you should read it together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(In thousands, except per share amounts)
Consolidated Statement of Operations and Comprehensive Income Data:
Consolidated revenue:
Printers and other products	$39,723	$24,719	$126,798	$66,665	$54,686
Materials	28,729	24,678	103,182	70,641	58,431
Services	33,627	28,523	123,653	93,117	46,751

Total(1)	102,079	77,920	353,633	230,423	159,868

Gross profit	53,477	38,853	181,196	109,028	73,976
Income from operations	17,519	9,970	60,571	34,902	20,920
Net income(2)	5,883	6,188	38,941	35,420	19,566
Net income per share:
Basic	$0.06	$0.08	$0.48	$0.47	$0.28
Diluted	$0.06	$0.08	$0.47	$0.47	$0.28
Consolidated Balance Sheet Data:
Working capital	$174,157	$88,964	$212,285	$202,357	$42,475
Total assets	697,654	507,182	677,442	462,974	208,800
Current portion of long-term debt and capitalized lease obligations	178	160	174	163	224
Long-term debt and capitalized lease obligations, less current portion	50,485	139,516	87,974	138,716	8,055
Total stockholders’ equity	532,649	264,117	480,333	254,788	133,119
Other Data:
Depreciation and amortization	$5,992	$5,391	$21,229	$11,093	$7,520
Interest expense	1,354	3,186	12,468	2,090	587
Capital expenditures(3)	2,295	755	3,224	2,870	1,283

(1)	Our revenue from new products was $38.3 million for the three months ended March 31, 2013, as compared with $23.9 million and $15.6 million for the three months ended March 31, 2012 and 2011, respectively.

(2)	In 2012, 2011 and 2010, based upon our recent results of operations and expectation of continued profitability in future years, we concluded that it is more likely than not that a portion of our net U.S. deferred tax assets would be realized. In accordance with ASC 740, in 2012, 2011 and 2010 we released valuation allowances associated with U.S. deferred tax assets resulting in a non-cash income tax benefit of $5,372, $6,221 and $1,162, respectively.
(3)	Excludes capital lease additions.

RISK FACTORS

Investing in our common stock involves risks that could affect us and our business as well as our industry generally. Please see the risk factors discussed in the Form 10-K and incorporated by reference in this prospectus supplement and the accompanying prospectus. Much of the business information, as well as the financial and operational data contained in our risk factors is updated in our periodic reports and current reports on Forms 10-Q and 8-K, respectively, which are also incorporated by reference into this document and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

Although we believe that we have discussed key factors under the caption “Risk Factors” in the Form 10-K, please be aware that other risks may prove to be important in the future. New risks may emerge at anytime, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing our common stock, you should carefully consider the risks discussed in the Form 10-K and the other information in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein and in any related free writing prospectus. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $236.6 million (approximately $272.1 million if the underwriters’ over-allotment option is exercised in full).

We intend to use the net proceeds to us from this offering:

•	to finance future acquisitions of other entities or their assets; and

•	for working capital and general corporate purposes.

We continually evaluate potential acquisitions of products, technologies or businesses; however, we do not currently have any agreements with respect to any such material acquisitions. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or short-term securities that our investment policies permit us to invest in from time to time.

We will not receive any proceeds from the shares sold by the selling stockholders.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Price Range of Common Stock

Our common stock trades on the New York Stock Exchange under the symbol “DDD.” Prior to May 26, 2011, our common stock traded on The NASDAQ Global Market. The following table sets forth on a per share basis the range of high and low sale prices for our common stock for the periods indicated as reported on The NASDAQ Global Market through May 25, 2011 and on the New York Stock Exchange thereafter. On February 22, 2013, we completed a three-for-two stock split in the form of a 50% stock dividend and on May 18, 2011, we completed a two-for-one stock split in the form of a 100% stock dividend, which are both reflected in the prices in the table below.

	High	Low
2011
First Quarter	$17.85	$8.92
Second Quarter	19.57	11.34
Third Quarter	18.19	9.11
Fourth Quarter	13.33	8.52
2012
First Quarter	$17.18	$9.82
Second Quarter	23.32	14.83
Third Quarter	29.87	20.25
Fourth Quarter	35.65	22.21
2013
First Quarter	$47.99	$27.88
Second Quarter (through May 9, 2013)	44.91	30.07

The last reported sale price of our common stock on May 9, 2013 on the New York Stock Exchange is set forth on the cover page of this prospectus supplement. As of April 30, 2013, there were 556 holders of record of our common stock.

Dividend Policy

We do not currently pay, and have not paid in the past, any dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the Delaware General Corporation Law, which provides that dividends are payable only out of surplus or current net profits. In addition, the payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time. Currently, no such agreements or documents limit our declaration of dividends or payments of dividends.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of the date of this prospectus supplement, the number of shares of common stock offered for sale by this prospectus supplement, the number of shares of common stock to be beneficially owned by each of the selling stockholders after this offering and the percentage of shares of common stock to be beneficially owned by each of the selling stockholders after this offering. The information presented regarding the selling stockholders is based upon representations made by the selling stockholders to us. At May 6, 2013, there were 93,482,973 shares of common stock outstanding.

			Shares Beneficially Owned
			Prior to this Offering		After this Offering Assuming the Underwriters’ Option is Not Exercised		After this Offering Assuming the Underwriters’ Option is Exercised in Full
Selling Stockholder	Shares Offered Assuming the Underwriters’ Option is Not Exercised	Shares Offered Assuming the Underwriters’ Option is Exercised in Full	Number	Percent	Number	Percent†	Number	Percent††
Damon J. Gregoire(1)	39,130	45,000	354,000	*	314,870	*	309,000	*
Jim D. Kever(2)	33,043	38,000	436,693	*	403,650	*	398,693	*
G. Walter Loewenbaum, II(3)	695,652	800,000	3,395,403	3.6%	2,699,751	2.7%	2,595,403	2.6%
Abraham N. Reichental(4)	347,826	400,000	1,924,068	2.1%	1,576,242	1.6%	1,524,068	1.5%
The Clark Foundation(5)	108,000	124,200	802,653	*	694,653	*	678,453	*
Mary Imogene Bassett Hospital(5)	12,000	13,800	135,346	*	123,346	*	121,546	*
The Scriven Foundation(5)	30,000	34,500	258,505	*	228,505	*	224,005	*
The Farmers’ Museum(5)	12,000	13,800	95,425	*	83,425	*	81,625	*
New York State Historical Association(5)	8,000	9,200	65,178	*	57,178	*	55,978	*
The Fernleigh Foundation(5)	4,000	4,600	28,602	*	24,602	*	24,002	*
Shippy Foundation(5)	6,000	6,900	45,300	*	39,300	*	38,400	*
Residuary Trust U/W Stephen C. Clark, Jr.(5)	20,000	23,000	26,968	*	6,968	*	3,968	*

*	Less than 1%.
†	Based upon 99,667,322 shares of common stock outstanding after the offering.
††	Based upon 100,594,973 shares of common stock outstanding after the offering.

(1)	The shares of Common Stock held directly by Mr. Gregoire, our Senior Vice President and Chief Financial Officer, include 270,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances. Address is c/o 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.
(2)	Mr. Kever, a director, beneficially owns 436,693 shares of our common stock. These shares consist of (a) 338,020 shares of common stock that Mr. Kever holds directly and (b) 98,673 shares of common stock held by an irrevocable trust for the benefit of Mr. Kever’s minor children. Mr. Kever disclaims beneficial ownership of the shares and other securities held by that trust except to the extent of his pecuniary interest in them. The shares of common stock held directly by Mr. Kever include 69,847 shares of common stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. Address is c/o 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.
(3)	Shares being sold consist of 100,000 shares held by Mr. Loewenbaum directly, 150,000 shares held by the GWL3D 2010 Annuity Trust of which Mr. Loewenbaum is trustee, 150,000 shares held by the LSL3D 2010 Annuity Trust of which Lillian S. Loewenbaum, Mr. Loewenbaum’s spouse, is trustee and 400,000 shares held in Mr. Loewenbaum’s IRA.
(4)	Mr. Reichental, our Chief Executive Officer and President and a director, beneficially owns 1,924,068 shares of our common stock. These shares consist of 1,924,068 shares of common stock that Mr. Reichental owns directly. The shares of common stock held directly Mr. Reichental include (i) 450,000 shares of common stock granted to him under our 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances, and (ii) 225,000 shares that are pledged to secure a line of credit. Address is c/o 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.
(5)	We have been advised that these shares of common stock are owned by the named selling stockholder and that The Clark Estates, Inc. provides administrative and management services with respect to such shares and is deemed to have voting and depositive power over such shares. Kevin S. Moore, one of our directors, is the President and a director of The Clark Estates, Inc. Mr. Moore disclaims beneficial ownership as well as any pecuniary interest in such shares. Address for each selling stockholder is c/o The Clark Estates, Inc. One Rockefeller Plaza, New York, New York 10020 - 2102.

MATERIAL UNITED STATES FEDERAL INCOME TAX AND ESTATE CONSEQUENCES TO

NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes the material U.S. federal income and estate tax consequences of the acquisition, ownership, and disposition of our common stock by a non-U.S. holder that acquires our common stock pursuant to this offering. For purposes of this summary, the term non-U.S. holder means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	a nonresident alien individual who has not become generally subject to U.S. federal income tax by virtue of substantial physical presence in the United States;

•	a corporation (or other entity treated as a corporation) organized or created under non-U.S. law;

•	an estate that is not taxable in the United States on its worldwide income; or

•

a trust, if either (1) no court within the United States is able to exercise primary supervision over its administration or (2) no U.S. person nor combination of U.S. persons has the authority to control all of its substantial decisions.

This section assumes that non-U.S. holders will hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, property held for investment purposes). This section does not consider all of the tax considerations that may be relevant to a particular non-U.S. holder in light of its individual circumstances and does not address the treatment of a non-U.S. holder under the laws of any U.S. state or local taxing jurisdiction or any non-U.S. taxing jurisdiction. This section is based on the tax laws of the United States, including the Code, existing, temporary, and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as currently in effect. These laws and interpretations are subject to change, possibly on a retroactive basis.

This section does not discuss the U.S. federal income and estate tax consequences that may be relevant to a non-U.S. partnership or other pass-through entity or to the partners or members in such an entity. If you are a non-U.S. partnership or other pass-through entity or a partner or member in such an entity, you should consult your own tax advisor regarding the U.S. federal income and estate tax consequences of the acquisition, ownership, and disposition of our common stock.

This summary is for general purposes only. This summary is not intended to be, and should not be construed to be, legal or tax advice to any particular beneficial owner of our common stock. You should consult your tax advisor regarding the U.S. federal income and estate tax consequences of the acquisition, ownership, and disposition of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any U.S. state or local taxing jurisdiction or any non-U.S. taxing jurisdiction, and the effect of any change in applicable tax law.

Dividends

As noted elsewhere in this prospectus supplement, we do not currently pay any cash dividends on our common stock, and we currently have no plans to do so. If we were to pay cash dividends in the future on our common stock, they would be subject to U.S. federal income tax in the manner described below.

A distribution on our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent the distribution exceeds our current and accumulated earnings and profits, the distribution will constitute a return of capital and first reduce the non-U.S. holder’s adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of such stock. Except as described below, if you are a non-U.S. holder of our common stock, you will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends received on the common stock, or at a lower rate if you are eligible for, and establish your entitlement to, benefits under an income tax treaty with the United States that provides for a lower rate.

We generally will withhold tax at the lower treaty rate on dividend payments to you if you have furnished to us, or our payment agent, prior to the payment of the dividend:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with applicable Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty with the United States, you may obtain a refund of any amounts withheld in excess of that rate by filing a timely claim for refund with the U.S. Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States or, if an income tax treaty applies, are attributable to a “permanent establishment” that you maintain in the United States, you generally will not be subject to U.S. withholding tax on dividends paid on our common stock, provided that you have furnished to us, prior to the payment of the dividend, a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

Instead, such “effectively connected” dividends will be subject to U.S. federal income tax on a net income basis at the applicable graduated individual and corporate tax rates. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive also may be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for, and establish your entitlement to, benefits under an income tax treaty with the United States that provides for a lower rate.

The Treasury regulations generally provide special rules for dividend payments made to foreign intermediaries, U.S. or foreign wholly-owned entities that are treated as transparent for U.S. federal income tax purposes, and entities that are disregarded for U.S. federal income tax purposes, under the laws of the applicable income tax treaty jurisdiction, or both. Specifically, the Treasury regulations provide special rules for determining whether, for income tax treaty applicability purposes, dividends that we pay to a non-U.S. holder that is an entity should be treated as paid to holders of interests in the entity. You should consult your tax advisor regarding the applicability of the relevant Treasury regulations to you.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a sale or other disposition of our common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business within the United States or, if an income tax treaty with the United States applies, is attributable to a “permanent establishment” that you maintain in the United States, in which case you will be subject to U.S. federal income tax on the gain on a net income basis at the applicable graduated rates;

•

you are an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case you will be subject to a 30% tax (unless an applicable income tax treaty provides for an exemption or a lower rate) on the gain derived from the sale or other disposition, which gain may be offset by the amount of certain U.S. source capital losses;

•

you are a former citizen or resident of the United States, in which case you may be subject to tax pursuant to the provisions of the U.S. federal income tax laws applicable to United States expatriates; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and you held, directly or indirectly, more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or your holding period of our common stock (or you held any percentage of our common stock and our stock is not “regularly traded on an established securities market” within the meaning of Section 897(c)(3) of the Code), in which case the gain will be treated as effectively connected with a U.S. trade or business, taxable in the manner described.

We believe that we have not been, are not and do not anticipate becoming in the foreseeable future, a “United States real property holding corporation” for U.S. federal income tax purposes.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for, and establish your entitlement to, benefits under an income tax treaty that provides for a lower rate.

FATCA, Withholding

Pursuant to the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) enacted in 2010 and final Treasury regulations recently issued thereunder, U.S. federal withholding tax at the rate of 30% will be imposed commencing January 1, 2014 on dividends paid on, and commencing January 1, 2017 on gross proceeds from the sale or other disposition of, our common stock held by or through certain non-U.S. financial institutions, unless such institution enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and to withhold on certain payments. A non-U.S. financial institution may also be deemed compliant in certain circumstances if the country in which such institution resides has entered into an intergovernmental agreement with the United States for information exchanges. In addition, dividends paid on, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is nonfinancial non-U.S. entity that does not qualify for certain exemptions will be subject to withholding taxes at the rate of 30% commencing on the above dates unless such entity (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.” We will not pay any additional amounts in respect of any amounts withheld under FATCA.

Backup Withholding and Information Reporting

Generally, we must report annually to the U.S. Internal Revenue Service and to each non-U.S. holder of our stock the amount of dividends that we paid to that holder and the amount of any tax withheld with respect to those dividends, if any. This information also may be made available to the tax authorities of a country in which you reside pursuant to the provisions of an applicable income tax treaty or information exchange agreement.

Under some circumstances, Treasury regulations require backup withholding at the rate of 28% and additional information reporting on reportable payments on common stock. If you are a non-U.S. holder, you generally will be exempt from these backup withholding and additional information reporting requirements on dividends that we pay on our common stock and the payment of the proceeds of a sale or other disposition of our common stock paid by or through a U.S. office of any broker, if:

•	you provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

•	you otherwise establish an exemption from backup withholding and information reporting requirements.

The payment of the proceeds of a sale or other disposition of our common stock will be subject to information reporting, but generally not backup withholding, if the proceeds are paid through a foreign office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•

a foreign partnership if, at any time during its tax year (i) one or more of its partners are “U.S. persons,” as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interests in the partnership, or (ii) the partnership is engaged in the conduct of a U.S. trade or business.

However, the sale or other disposition of our common stock will not be subject to information reporting if the documentation requirements described above are met and the broker does not have actual knowledge or reason to know that you are a U.S. person, or you otherwise establish an exemption from information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability if the required information is timely furnished to the Internal Revenue Service.

Federal Estate Tax

Shares of our common stock that are owned (or treated as owned) by an individual who at the time of his or her death is not a citizen or resident of the Unites States will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, or vice versa.

UNDERWRITING

We and the selling stockholders have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC is acting as representative of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us and the selling stockholders the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC	3,000,000
Canaccord Genuity Inc.	2,250,000
Piper Jaffray & Co	2,250,000

Total	7,500,000

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

The underwriting agreement provides that we and the selling stockholders will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof.

We and the selling stockholders have granted an option to the underwriters to purchase up to 927,651 and 197,349 additional shares of common stock, respectively, at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown.

The representative has advised us and the selling stockholders that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $0.88 per share. After the offering to the public, the offering price and other selling terms may be changed by the representative.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us and the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total
	Per Share	No Exercise	Full Exercise
Paid by us	$1.7097	$10,573,381	$12,159,386
Paid by the Selling Stockholders	$0.4000	$526,260	$605,200

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $200,000. We have agreed to pay certain expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts.

We have agreed that, subject to certain exceptions without the prior written consent of Needham & Company, LLC, we will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 75 days after the date of this prospectus supplement. Exceptions to this lock-up agreement applicable to us include: issuances (1) pursuant to the exercise of options, warrants or rights outstanding at the time the underwriting agreement is executed and delivered, (2) pursuant to employee benefit plans, incentive stock plans, restricted stock plans or other employee compensation plans or of employee stock options and restricted shares pursuant to the terms of any equity incentive plan in effect at the time the underwriting agreement is executed and delivered, and (3) in connection with acquisitions.

In addition, all of our current directors and executive officers, including the selling stockholders, have agreed that, subject to certain exceptions, without the prior written consent of Needham & Company, LLC, they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by them in accordance with the rules and regulations of the Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, or (3) publicly disclose the intention to do any of the foregoing for a period of 75 days after the date of this prospectus supplement. Exceptions to these lock-up agreements applicable to our current directors and executive officers include: (1) the sale of up to 250,000 shares of common stock by our officers and directors who are not selling stockholders in this offering, (2) the sale of shares of common stock that are covered by a Rule 10b5-1 plan in effect as of the date the underwriting agreement is executed and delivered, or (3) any disposition or transfer of any shares pledged as collateral as of the date of the underwriting agreement.

The 75-day restricted periods described in the preceding two paragraphs will be extended if:

•	during the last 17 days of the 75-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 75-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 75-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of material event, unless such extension is waived in writing by Needham & Company, LLC.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise.

The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), no offer of shares may be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us, the selling stockholders or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a relevant member state (other than a relevant member state where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that relevant member state implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any relevant member state other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a relevant member state to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the selling stockholders and the underwriters and our and their respective affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement has been prepared on the basis that any offer of shares in any relevant member state will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that relevant member state of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we, the selling stockholders nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us, the selling stockholders or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the relevant member state by any measure implementing the Prospectus Directive in the relevant member state and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the relevant member states) and includes any relevant implementing measure in the relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 incorporated by reference in this prospectus supplement have been so incorporated herein in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Andrew M. Johnson, our General Counsel, and Womble Carlyle Sandridge & Rice, LLP, our special counsel, will issue opinions about the legality of the common stock and certain other legal matters relating to this offering. Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California, is acting as counsel for the underwriters in connection with certain legal matters relating to the shares of common stock offered by this prospectus supplement. As of April 30, 2013, Mr. Johnson beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.1% of our total outstanding common stock.

PROSPECTUS

3D SYSTEMS CORPORATION

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time, our common stock, preferred stock, debt securities, warrants to purchase debt or equity securities or units of such securities at prices and on terms that will be determined at the time of any such offering. Any selling stockholder identified in a prospectus supplement may offer and sell, from time to time, our common stock at prices and on terms that will be determined at the time of any such offering.

The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. The prospectus supplement for each offering will provide the specific terms of the plan of distribution for that offering.

Each time our securities are offered under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or free writing prospectus.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “DDD”. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves substantial risks. See “Risk Factors” on page 6 herein and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we or any selling stockholder offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may, from time to time, offer and/or sell the securities referenced in this prospectus in one or more offerings or resales. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. We may also provide you a free writing prospectus at the time our securities are offered. The prospectus supplement and/or free writing prospectus will contain more specific information about the offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference”.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given below. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. See “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or incorporated by reference herein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 001-34220. All documents that we file with the Commission on or after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have filed with the Commission, and any filings that we will make with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•

our Current Reports on Form 8-K filed January 3, January 10, February 7, February 25 (solely with respect to the information provided under Item 8.01), February 28, 2013 (solely with respect to the information provided under Item 8.01) and May 1, 2013 (solely with respect to the information provided under Item 8.01);

•

the information contained in our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 1, 2013 and incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on May 13, 2011 and any amendment or report filed with the Commission for the purpose of updating the description.

Copies of any documents incorporated by reference in this prospectus are available free of charge by writing 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Investor Relations Coordinator, or by telephoning us at (803) 326-3900.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly, annual and other periodic reports, proxy statements and other information with the Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the Commission. The address of the Commission internet site is www.sec.gov. This information is also available on our website at www.3DSystems.com. Information contained on these websites is not incorporated by reference into and does not constitute a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the Commission with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. The registration statement is available for inspection and copying as set forth above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and any accompanying prospectus supplement that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” below and in our other Commission filings. All forward looking statements should be read with caution.

In addition to statements that explicitly describe such risks and uncertainties, you are urged to consider statements in future or conditional tenses or that include terms such as “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control. The factors incorporated by reference under the heading “Risk Factors” below and those described in our other Commission reports, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in this prospectus and any accompanying prospectus supplement reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should specifically consider the factors identified or referred to in this prospectus, any accompanying prospectus supplement and our other Commission reports, including our Annual Report on Form 10-K for the year ended December 31, 2012, and any subsequent annual or quarterly report that is incorporated by reference into this prospectus, which could cause actual results to differ from those referred to in forward-looking statements.

Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our periodic reports to the Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and any accompanying prospectus supplement.

OUR COMPANY

This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information about us that you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein by reference, before making an investment decision. As used herein, “we,” “us,” and “our” refer to 3D Systems Corporation and its subsidiaries.

We are a holding company that operates through subsidiaries in the United States, Europe and the Asia-Pacific region, and we distribute our products in those areas as well as into other parts of the world. We are a leading global provider of 3D content-to-print solutions, including 3D printers, print materials, on-demand custom parts services and 3D authoring solutions for professionals and consumers. We also provide scanners for a variety of medical and mechanical X-Ray film digital archiving. Our expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing new products. Our products are used to rapidly design, communicate, prototype and produce real, functional parts.

We are incorporated under the laws of the State of Delaware. Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3Dsystems.com. Information contained in our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves risks that could affect us and our business as well as our industry generally. Please see the risk factors discussed herein and in our most recently filed Annual Report on Form 10-K which is incorporated by reference into this document, as such may be updated and supplemented by our Commission filings. Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports and current reports, which are also incorporated by reference into this document. Although we believe that we have discussed key factors under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are incorporated by reference into this document, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing any of our securities, you should carefully consider the risks discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2012, and the other information in this prospectus supplement and the accompanying prospectus, as well as any future filings that are incorporated by reference herein and any related free writing prospectus. Risks related to any specific securities we offer will be described in the applicable prospectus supplement relating to those securities. Each of the risks described could result in a material decrease in the value of our securities and your investment in them.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds from our sale of offered securities:

•	to finance future acquisitions of other entities or their assets; and

•	for working capital and general corporate purposes, which may include the repayment of indebtedness.

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time. We will not receive any proceeds from any sale of shares of our common stock by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	For the Quarter Ended March 31,		For the Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	5.0x	3.0x	4.1x	11.8x	16.8x	2.6x	*

*	Fixed charges exceeded earnings for the year ended December 31, 2008. The amount of the deficiency, or the fixed charge amounts in excess of earnings was approximately $5.9 million.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to income (loss) before income taxes less, with respect to 2009, non controlling interest and “fixed charges” as the sum of interest on debt and capitalized leases, amortization of debt discount and expense, and an imputed interest factor included in rentals.

Currently, we do not have any shares of preferred stock outstanding.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock (including their corresponding preferred stock purchase rights), preferred stock, debt securities, warrants to purchase debt or equity securities and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Certificate of Incorporation, our By-Laws and applicable provisions of Delaware law, in each case as currently in effect. The following description is only a summary of the material provisions of our capital stock set forth in our Certificate of Incorporation and our By-Laws, each as in effect as of the date of this prospectus, does not purport to be complete, and is qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our Commission filings and the applicable provisions of the Delaware General Corporation Law. The documents governing our capital stock have been filed as exhibits to the registration statement of which this prospectus forms a part.

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations relating to the particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of December 31, 2012, we had the following equity securities outstanding:

•	59,855,000 shares of common stock;

•	no shares of preferred stock; and

•	no options to purchase a like number of shares of common stock.

On February 22, 2013, we completed a three-for-two split of our common stock in the nature of a 50% stock dividend. Upon completion of this stock split, we had 91,302,577 shares of common stock outstanding.

In addition, our 5.50% Senior Convertible Notes due 2016 are convertible into shares of our common stock. Upon conversion, we will generally have the right to settle the conversion in cash, shares of our common stock or a combination of cash and common stock. During 2012, note holders converted $61.0 million aggregate principal amount of notes, which converted into 4,266,876 shares of common stock, on a split-adjusted basis. In the first quarter of 2013, note holders converted $42.1 million aggregate principal amount of notes, which converted into 2,979,256 shares of commons tock, on a split-adjusted basis. As of April 30, 2013, the aggregate principal amount of notes outstanding was $44.7 million and were convertible into a maximum of 3,127,469 shares of common stock, on a split adjusted basis.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Certificate of Incorporation, our Amended and Restated By-Laws, and the applicable provisions of the Delaware General Corporation Law, each as in effect as of the date of this prospectus.

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “DDD”. Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights or preemptive rights to purchase additional shares of our common stock.

Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the Delaware General Corporation Law, which provides that dividends are payable only out of surplus or current net profits. The payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

Holders of our common stock are entitled to share ratably in our net assets upon our dissolution, liquidation or winding-up, after payment or provision for all liabilities and any pari passu or preferential liquidation rights of our preferred stock then outstanding.

The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, those of the holders of preferred stock, and will be subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

The Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are currently authorized. Subject to the provisions of our Certificate of Incorporation, as amended, and limitations prescribed by law, the Board of Directors is authorized to adopt resolutions, without any action or vote by our stockholders, that set for the terms and rights of any future series of preferred stock. Those terms and rights may include:

•	the designation of the series;

•

the number of shares of the series, which number the Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

•

whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•

the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

•	the redemption rights and prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding up;

•

whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of the shares of the series; and

•	any other relative rights, preferences, and limitations of such series.

One of the effects of the Board of Directors’ right to designate and issue preferred stock without stockholder approval may be to enable the Board of Directors to discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, 250 Royall Street MS 3B, Canton, Massachusetts 02021.

Limitation of Director Liability

Our Certificate of Incorporation, as amended, contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the Delaware General Corporation Law. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit.

DESCRIPTION OF DEBT SECURITIES

General

The Debt Securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be elected by us at or about the time we offer our Debt Securities. The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture”. We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee”.

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[ ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any subordinated obligations as the “Subordinated Debt Securities”. Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be, qualified under the Trust Indenture Act of 1939, as amended, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the Commission, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. As of April 30, 2013, we had $44.7 million aggregate principal amount of senior unsecured debt outstanding and no secured or subordinated indebtedness outstanding. The Indenture (For Debt Securities) does not limit the amount of secured indebtedness that we may issue or incur.

We are a holding company and conduct substantially all of our operations through our subsidiaries. Substantially all of our operating cash flow is generated by our subsidiaries. Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short-and long-term liquidity, including our bank facilities, the capital markets and distributions from our subsidiaries. Holders of our Debt Securities will effectively have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

•	the date from which any interest will accrue;

•	the dates on which we will pay interest;

•	our ability to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•

the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt;

•	Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•

the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so,

•	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

•	any limitations on the right to obtain definitive certificates for the Debt Securities; and

•	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•

any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 3.01 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•

any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

We will not be required to:

•

issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 3.05 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.03 and 4.04 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 4.04 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of any domestic jurisdiction; and

•	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 11.01 of the applicable Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•

breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus. For more information, see Section 8.01 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•	all overdue interest on all Debt Securities of the particular series;

•

the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•

any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 8.02 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•

the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•

the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 8.07 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 6.06 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•

to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•

to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 12.01 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 6.07 of the applicable Debt Securities Indenture); and

•

any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of the Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•

may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•

may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•

changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 12.02 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date.

Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries may conduct banking transactions with the indenture trustees, and the indenture trustees may conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, debt securities, common stock or preferred stock that we may sell. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the securities that may be purchased upon exercise of the warrants;

•	the number or principal amount of, securities, as the case may be, purchasable upon exercise of each warrant;

•

the initial price at which such number or principal amount of securities may be purchased upon such exercise (and if such price may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•

the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	whether the warrants will be listed on any securities exchange;

•	call provisions, if any, of the warrants;

•	anti-dilution provisions, if any, of the warrants

•	the name of the warrant agent; and

•	any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement relating to the warrants being offered.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the Commission in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•

the aggregate number of, and the price at which we will issue, the units any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences; and

•	whether the units will be listed on any securities exchange.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

SELLING STOCKHOLDERS

The shares of our common stock included in the registration statement of which this prospectus forms a part may be offered and sold by any selling stockholder to be named in a prospectus supplement. We have registered these shares of our common stock to permit selling stockholders to resell their shares of our common stock when they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder’s shares of our common stock at any time and from time to time, so long as a prospectus supplement is available. Selling stockholders also may sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling stockholder may offer shares of our common stock for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares of our common stock by any selling stockholder under this prospectus and any applicable prospectus supplement. Unless otherwise stated in any applicable prospectus supplement, we do not expect to pay any expenses incurred with respect to the registration of the shares of our common stock owned by any selling stockholder and we expect underwriting fees, discounts or commissions, to be borne by such selling stockholders. We will provide you with a prospectus supplement naming any selling stockholder, the amount of shares of our common stock to be registered and sold and any other terms of the shares of our common stock being sold by each such selling stockholder. In connection with any offering of their common stock, selling stockholders may be deemed “underwriters” as defined under the Securities Act.

PLAN OF DISTRIBUTION

We or any selling stockholder may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through underwriters;

•	through dealers;

•	through agents;

•	through any combination of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	the method of distribution of the securities offered therein;

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We or any selling stockholder may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we or any selling stockholder will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us or any selling stockholder in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we or any selling stockholder specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We or any selling stockholder may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We or any selling stockholder may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us or any selling stockholder in the applicable prospectus supplement. Unless we or any selling stockholder specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange.

Direct Sales

We or any selling stockholder may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Selling stockholders, underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We or any selling stockholder may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent or as agent for the selling stockholders. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the New York Stock Exchange under the symbol “DDD”, prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we or any selling stockholder pay for solicitation of these contracts.

We may offer subscription rights to our existing stockholders to purchase additional shares of our common stock, preferred stock or any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing stockholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Under agreements entered into with us or any selling stockholder, underwriters and agents may be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer will not exceed the then current allowable percentage of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we may specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than three business days after the trade date, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest”, as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us and our subsidiaries in the ordinary course of business and may receive a portion of the proceeds from this offering.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon by Andrew M. Johnson, our Vice President, General Counsel and Secretary. From time to time, our outside counsel may advise us concerning issues related to the offering of securities pursuant to this prospectus. As of April 30, 2013, Mr. Johnson beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.1% of our total outstanding common stock. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 incorporated by reference in this prospectus have been so incorporated herein in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of such firm as experts in accounting and auditing.

7,500,000 Shares

PROSPECTUS SUPPLEMENT

Needham & Company

Canaccord Genuity

Piper Jaffray

May 9, 2013